EXHIBIT D
NOTICE OF WITHDRAWAL OF TENDER
Regarding Units of
ROBECO-SAGE TRITON FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated June 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN TIME, ON JULY 27, 2011, AND
THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON JULY 27, 2011, UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Withdrawal And Return Or Deliver To:
Robeco-Sage Triton Fund, L.L.C.
c/o UMB Fund Services, Inc.
P.O. Box 2175
Milwaukee, Wisconsin 53201
Attn: Tender Offer Administrator
For additional information:
Phone: (877) 491-4991
Fax: (816) 860-3140

Robeco-Sage Triton Fund, L.L.C.
Ladies and Gentlemen:
          The undersigned wishes to withdraw the tender of its units of limited liability company interests (“Units”) in Robeco-Sage Triton Fund, L.L.C. (the “Fund”), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                      .
This tender was in the amount of:
☐	All Units.

☐	Portion of Units expressed as a specific dollar value. $

☐	Portion of Units. Number of Units:
          The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units of the Fund (or portion of the Units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Robeco-Sage Triton Fund, L.L.C.
Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory
Date:

3